TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2025 WeShop, All rights reserved. CODE OF CONDUCT WESHOP HOLDINGS LIMITED The Board of Directors (the “Board”) of WeShop Holdings Limited (together with its subsidiaries, the “Company”) has adopted this Code of Conduct (the “Code”) in order to deter wrongdoing and promote: • honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; • full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the U.S. Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; • compliance with applicable governmental laws, rules and regulations; • protection of Company assets, including corporate opportunities and confidential information; • fair dealing practices; • the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and • accountability for adherence to the Code. Compliance Contact For the purposes of this Code, references to the “Compliance Contact” mean the Company’s designated compliance contact (initially the Chief Financial Officer/Head of Finance, or such other person as notified to employees by the Company from time to time). All directors, officers and employees are required to be familiar with the Code, comply with its provisions and report any suspected violations as described below. HONEST AND ETHICAL CONDUCT The Company’s policy is to promote high standards of integrity by conducting its affairs honestly and ethically. Each director, officer and employee must act with integrity and observe the highest ethical standards of business conduct in their dealings with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom they have contact in the course of performing their job. CONFLICTS OF INTEREST A conflict of interest occurs when an individual’s private interest (or the interests of their family) interferes, or even appears to interfere, with the interests of the Company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of their family) takes actions or has interests that may make it difficult to perform their work for the Company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of their family) receives improper personal benefits as a result of their position in the Company. Loans by the Company to, or guarantees by the Company of, obligations of directors, officers, employees or their family members are of special concern. Loans by the Company to, or guarantees by the Company of, obligations of any director or executive officer (or their family members) are expressly prohibited. Whether or not a conflict of interest exists or will exist can be unclear. Conflicts of interest should be avoided unless specifically authorized as described in the paragraph below. Persons other than directors and executive officers who have questions about a potential conflict of interest or who become aware of an actual or potential conflict should discuss the matter with, and seek a determination and prior authorization or approval from, their

TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2025 WeShop, All rights reserved. supervisor or the Compliance Contact. A supervisor may not authorize or approve conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first providing the Compliance Contact with a written description of the activity and seeking the Compliance Contact’s written approval. If the supervisor is themself involved in the potential or actual conflict, the matter should instead be discussed directly with the Compliance Contact. Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee of the Board (the “Audit Committee”). CORPORATE OPPORTUNITIES All directors, officers and employees owe a duty to the Company to advance its interests when the opportunity to do so arises. Directors, officers and employees are prohibited from taking for themselves personally (or for the benefit of friends or family members) opportunities that are discovered through the use of Company property, information or position. Directors, officers and employees may not use Company property, information or position for personal gain (including for the gain of friends or family members). In addition, no director, officer or employee may compete with the Company. CONFIDENTIALITY Directors, officers and employees should maintain the confidentiality of information entrusted to them by the Company or by its customers, suppliers or partners, except when disclosure is authorized or legally mandated or, in certain circumstances, permitted by law. Confidential information includes all non-public information (regardless of its source) that might be of use to the Company’s competitors, or harmful to the Company or its customers, suppliers or partners if disclosed. FAIR DEALING Each director, officer and employee must deal fairly with the Company’s customers, suppliers, competitors, partners, service providers, employees and anyone else with whom they have contact in the course of performing their job. No director, officer or employee should take unfair advantage of anyone through manipulation, concealment, abuse or privileged information, misrepresentation of facts or any other unfair dealing practice. PROTECTION AND PROPER USE OF COMPANY ASSETS All directors, officers and employees should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability and are prohibited. All Company assets should be used only for legitimate business purposes, though incidental personal use permitted. Any suspected incident of fraud or theft should be reported for investigation immediately. The obligation to protect Company assets includes the Company’s proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business and marketing plans, engineering and manufacturing ideas, designs, databases, records and any non-public financial data or reports. Unauthorized use or distribution of this information is prohibited and could also be illegal and result in civil or criminal penalties. COMPLIANCE Directors, officers and employees should comply, both in letter and spirit, with all applicable laws, rules and regulations in the cities, states and countries in which the Company operates.

TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2025 WeShop, All rights reserved. Although not all directors, officers and employees are expected to know the details of all applicable laws, rules and regulations, it is important to know enough to determine when to seek advice from appropriate personnel. Questions about compliance should be addressed to the Compliance Contact. Insider trading is unethical, illegal and a violation of the Company’s Insider Trading Policy. DISCLOSURE The Company’s periodic reports and other documents filed with the SEC, including all financial statements and other financial information, must comply with applicable U.S. federal securities laws and SEC rules. Each director, officer and employee who contributes in any way to the preparation or verification of the Company’s financial statements and other financial information must ensure that the Company’s books, records and accounts are accurately maintained. Each director, officer and employee must cooperate fully with the Company’s accounting and internal audit departments, as well as the Company’s independent public accountants and counsel. Each director, officer and employee who is involved in the Company’s disclosure process must: 1. be familiar with and comply with the Company’s disclosure controls and procedures and its internal control over financial reporting; and take all necessary steps to ensure that all filings with the SEC and all other public communications about the financial and business condition of the Company provide full, fair, accurate, timely and understandable disclosure. REPORTING AND INVESTIGATION OF VIOLATIONS Actions prohibited by this Code involving directors or executive officers must be reported to the Audit Committee. Actions prohibited by this Code involving anyone other than a director or executive officer must be reported to the reporting person’s supervisor or the Compliance Contact. After receiving a report of an alleged prohibited action, the Audit Committee, the Compliance Contact or the relevant supervisor must promptly take all appropriate actions necessary to investigate. All directors, officers and employees are expected to cooperate in any internal investigation of misconduct. PROHIBITION ON RETALIATION The Company does not tolerate acts of retaliation against any director, officer or employee who makes a good faith report of known or suspected acts of misconduct or other violations of this Code, and any such retaliation may be a violation of the Company’s Whistleblower Policy. ENFORCEMENT The Company must ensure prompt and consistent action against violations of this Code. If, after investigating a report of an alleged prohibited action by a director or executive officer, the Audit Committee determines that a violation of this Code has occurred, the Audit Committee will report such determination to the Board.

TELEPHONE +44 (0) 808 196 8324 EMAIL corporate@we.shop WeShop Holdings Limited is registered in the British Virgin Islands. Company Registration Number: 2046056. Registered Office: Mandar House, Johnsons Ghut, Tortola, British Virgin Islands, VG1110. Copyright © 2025 WeShop, All rights reserved. If, after investigating a report of an alleged prohibited action by any other person, the relevant supervisor determines that a violation of this Code has occurred, the supervisor will report such determination to the Compliance Contact. Upon receipt of a determination that there has been a violation of this Code, the Board or the Compliance Contact will take such preventative or disciplinary action as it deems appropriate, including, but not limited to, reassignment, demotion, dismissal and, in the event of criminal conduct or other serious violations of the law, notification of appropriate governmental authorities. WAIVERS The Board (in the case of a violation by a director or executive officer) or the Compliance Contact (in the case of a violation by any other person) may, in its discretion, waive any violation of this Code. Any waiver for a director or an executive officer shall be disclosed as required by SEC and Nasdaq rules.